FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company met with the Centers for Medicare & Medicaid Services (CMS) on November 18, as planned, to discuss Medicare hospital outpatient payment policy for the Argus II retinal prosthesis. The meeting did not result in a revision of the published final rule establishing 2016 Medicare reimbursement to hospital outpatient departments. As a reminder, this final rule affects Medicare payment to the hospitals that are paid under the Medicare Outpatient Prospective Payment System and Ambulatory Surgical Center (ASC) Payment System. This final rule does not directly alter payment from Medicare Advantage, private U.S. health insurance and non-U.S. business. For the first nine months of fiscal 2015, ended on September 30, 2015, implants in patients covered by Medicare fee for service accounted for 13% of our global implant volume. In the longer term, the impact of this final rule by CMS on the Company’s financial position and results of operations will depend on, among other things, the mix of implants covered by Medicare fee for service, Medicare Advantage, private U.S. health insurance and non-U.S. business. The Company plans to continue to work to ensure that hospitals and other providers in the U.S. and around the world obtain appropriate levels of reimbursement so that they can continue to offer this technology to their patients who have no other treatment options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer